UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2008

LEGEND MARKETING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53091	71-0974648
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

73 East 14th Street, North Vancouver, BC Canada	V7L 2P5
(Address of principal executive offices)	(Zip Code)

(604) 765-0455
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 13, 2008, we engaged STS Partners LLP, Chartered Accountants (“STS Partners”), as our independent accountant with the approval of our company’s board of directors. Our previous independent accountant, Pannell Kerr Forster, Chartered Accountants (“PKF”), was dismissed on February 13, 2008.

PKF’s report dated September 10, 2007 on our financial statements for the fiscal years ended April 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of our financial statements for the fiscal years ended April 30, 2007 and 2006, and any subsequent interim period preceding such dismissal there were no disagreements, resolved or not, with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PKF would have caused it to make reference to the subject matter of the disagreement in connection with its report.

We provided PKF with a copy of this Current Report on Form 8-K (the “Current Report”) prior to its filing with the Securities and Exchange Commission (the “SEC”), and requested that PKF furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in the Current Report, and if not, stating the aspects with which it does not agree. The letter from PKF dated March 19, 2008 is filed as Exhibit 16.1 to this Current Report.

During the fiscal years ended April 30, 2007 and 2006, and any subsequent interim period through the date hereof, we have not consulted with STS Partners regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has STS Partners provided to us a written report or oral advice on such matters that it concluded was an important fact considered by the us in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits

16.1	Letter dated March 19, 2008 from Pannell Kerr Forster, Chartered Accountants, regarding our change in independent accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MARKETING CORP.

/s/ By: Franco Perrotta

By: Franco Perrotta
President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Director)

Date: March 20, 2008